PORTICO FUNDS, INC.

FORM N-SAR



DECEMBER 29, 1995



SUB-ITEM 77C:  Submission of Matters to a Vote of Security
Holders



The description and documents of the matters submitted to a vote of security holders were filed in its entirety with the April
30, 1995 Form N-SAR as filed with the Securities and Exchange
Commission on June 29, 1995. Therefore, it is hereby incorporated by reference.





SUB-ITEM 77I:  Terms of New or Amended Securities



The terms of the new or amended securities were filed in detail with the April 30, 1995 Form N-SAR as filed with the Securities and Exchange Commission on June 29, 1995. Therefore, it is hereby incorporated by reference.



SUB-ITEM 77Q1:  Amendment to the Articles of Incorporation



The amended Articles of Incorporation were filed with the Securities and Exchange Commission as an exhibit to the April
30, 1995 Form N-SAR as filed on June 29, 1995. Therefore it is hereby incorporated by reference.